LIONBRIDGE ANNOUNCES FIRST QUARTER RESULTS;
REVENUE OF $88.4 MILLION REFLECTS CURRENT ENVIRONMENT AND BUSINESS STRENGTHENING LATE IN THE QUARTER

$5.4 Million Year-on-Year Operating Expense Reduction Reflects Benefits of Ongoing Cost Management;
Q2 Outlook Indicates Improving Revenue and Profit

WALTHAM, Mass. – May 05, 2009 — Lionbridge Technologies, Inc. (Nasdaq: LIOX) today announced financial results for the first quarter ended March 31, 2009.

Financial and business highlights for the first quarter include:

•	Revenue of $88.4 million, a decrease of 15.5% sequentially from the fourth quarter ended December 31, 2008, reflecting project delays from certain clients. Revenue decreased by 24.5% from the first quarter of 2008, principally as a result of project delays from certain clients and the weaker Euro as compared to the US Dollar. On a constant currency basis, revenue declined 19.5% from the prior year’s Q1.

•	GAAP net loss for the quarter was $5.1 million or ($0.09) per share based on 55.9 million weighted average common shares outstanding. Despite the $28.6 million decrease in revenue year-on-year, the Company’s GAAP net loss increased by only $641,000 as compared to a first quarter of 2008, due to cost management and a more favorable currency environment.

•	Operating expenses, excluding cost of sales, decreased by $1.7 million sequentially from the fourth quarter of 2008, excluding the Q4 goodwill impairment charge. Operating expenses excluding cost of sales decreased by $5.4 million year-on-year compared to the first quarter of 2008, due to cost management and a more favorable currency environment.

•	The Company paid down $14.0 million of its debt during the quarter. The Company’s net debt is $21.8 million, a year-on-year decrease of $24.2 million from the quarter ended March 31, 2008.

•	During the quarter, the Company announced six new, large client programs. Since that announcement, Lionbridge has secured a number of additional multi-million dollar new client programs, including a contract with a large PC manufacturer, a new program with a global pharmaceutical services company and a master services agreement with a leader in construction equipment. The Company expects these programs will ramp over the next several quarters.

•	During the quarter, the Company also announced restructuring initiatives that are expected to generate $18-20 million in annualized cost savings.

The Company provided its outlook for the second quarter of 2009 with estimated revenue of $96 to $101 million, an expected sequential quarter improvement of 9-14%.  For the full year 2009 the Company expects revenue of $385-$400 million and restructuring charges of $5-10 million.  The Company currently expects to be profitable excluding restructuring related expenses and to generate positive cash flow from operations for the second quarter and for the full year 2009.

“The well-publicized cost management from our large accounts in the early part of the quarter negatively impacted our revenue. However, late in the quarter, we saw renewed customer activity and corresponding improvements in margin and profits. This reflects the resilience of our model. As we mentioned during our last earnings call, customers can delay programs but they eventually have to spend in order to capture revenue in international markets,” said Rory Cowan, CEO, Lionbridge. “This strengthening revenue environment seems to be continuing into the second quarter. In addition, we continue to experience strong liquidity as we pay down our debt and manage our expenses. As a result, we expect strong sequential profit expansion excluding restructuring expenses and positive cash flow in the second quarter and beyond.”

Lionbridge will host a conference call today at 9:00 am regarding the content of this release as well as the Company’s overall outlook going forward and other matters. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investor’s page of the Lionbridge web site at http://www.lionbridge.com/webcast/may5.

About Lionbridge
Lionbridge Technologies, Inc. (NASDAQ: LIOX) is a provider of globalization and offshoring services. Lionbridge combines global resources with proven program management methodologies to serve as an outsource partner throughout a client’s product and content lifecycle — from development to globalization, testing and maintenance. Global organizations rely on Lionbridge services to increase international market share, speed adoption of global products and content, and enhance their return on enterprise applications and IT system investments. Based in Waltham, Mass., Lionbridge maintains solution centers in 26 countries and provides services under the Lionbridge and VeriTest brands. To learn more, visit http://www.lionbridge.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including expected financial performance and expected revenue and earnings growth of Lionbridge in FY 2009, anticipated customer demand as well as trends in the currency markets, expected cost savings and improvements to profitability, financial performance and the timing of such activities, savings and improvements.. Lionbridge’s actual experiences, actions, cost savings, financial and operating results may differ materially from those discussed in the forward-looking statements. Factors that might cause such a difference include the effect of the global economic conditions on the demand for Lionbridge’s services by customers and prospective customers; a reduction in demand for outsourced business processes generally and within the industries served by Lionbridge in particular; the effect of global economic conditions on the timing or scope of services procured by Lionbridge customers; given that a substantial portion of Lionbridge’s revenue is generated from a limited number of customers, the loss of or reduction in demand from one or more major client or customer which would materially reduce our revenue and cash flow and adversely effect our business; the termination of customer contracts or engagements prior to the end of their term; the size, timing and recognition of revenue from clients; the ability of Lionbridge to realize the expected benefits of its technology initiatives and the timing of the realization of such benefits; the impact of foreign currency fluctuations on revenue, margins, costs, operating results and profitability and the Company’s ability to successfully manage this exposure through hedge instruments and other strategies; the portion of the Company’s service engagements that are subject to the impact of foreign currency fluctuations; Lionbridge’s ability to provide and maintain high quality services at a competitive price and related customer satisfaction with such service delivery; continued uncertainty, volatility or deterioration in global economic conditions that could negatively affect demand for the Company’s services; continued tightening of the credit markets which could negatively affect Lionbridge’s business, demand for its services and ability to get paid promptly for such services, including inability of customers to obtain credit to finance purchases of the Company’s services and/or customer insolvencies; reduced demand for the Company’s services that adversely impacts Lionbridge’s future revenues, cash flows, results of operations and financial condition and the Company’s continued compliance  with the financial and other restrictive covenants under its revolving credit agreement; risks associated with conducting business outside of the United States, including compliance with changing and potentially conflicting laws and regulations, restrictions on downsizing operations in Europe and other jurisdictions (i.e. regulatory or works council restrictions) and expenses and delays associated with any such activities, longer collection cycles and deeper impact of the global economic downturn in particular jurisdictions; risks associated with competition; costs associated with restructuring of certain operations in Europe and other locations, the timing of actions and any anticipated benefits and the ability to realize such benefits;  the duration and outcome of negotiations with works councils with respect to the timing of restructuring and the details of  proposed actions; Lionbridge’s ability to forecast revenue, profitability, technology adoption, customer demand and operating results; Lionbridge’s ability to attract and retain highly skilled resources to meet customer demands; Lionbridge’s ability to perform services in lower cost operational locations and the timing of its transfer of service execution to such locations, and customer acceptance of service execution in such locations; changes in tax rates applicable to the Company and changes to the interpretations of applicable tax rates; changes to or elimination of the international tax holiday for companies doing business in India; the Company’s dependence on clients’ product releases, production schedules and procurement strategies to generate revenues; the timing and speed of customer and user acceptance of Lionbridge’s language technology; the impact of competing language technology on the Company’s existing customer relationships and ability to secure new customers; the failure of Lionbridge to keep pace with technological changes or changing customer needs; Lionbridge’s ability to further develop and deploy Logoport; the ability of Lionbridge to respond to fluctuations in the complexity, timing and mix of services required by customers; and Lionbridge being held liable for defects or errors in its service offerings. For a more detailed description of the risk factors associated with Lionbridge, please refer to the Company’s Annual Report on Form 10-K and subsequent filings with the SEC (copies of which may be accessed through the SEC’s website at http://www.sec.gov).

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Amounts in thousands, except per share data)

	Three Months Ended
	March 31,
	2009	2008
Revenue..........................................	$88,403	$117,048
Operating expenses:
Cost of revenue (excluding depreciation and amortization shown separately below) ..........................................	61,173	80,875
Sales and marketing..........................................	7,693	8,817
General and administrative..........................................	18,803	23,175
Research and development..........................................	1,185	1,112
Depreciation and amortization..........................................	1,141	1,139
Amortization of acquisition-related intangible assets........................	1,380	2,113
Merger, restructuring and other charges..........................................	993	206

Total operating expenses..........................................	92,368	117,437

Loss from operations..........................................	(3,965)	(389)
Interest expense:
Interest on outstanding debt ..........................................	537	1,122
Amortization of deferred financing costs and discount on debt ......	44	44
Interest income ..........................................	59	147
Other expense, net ..........................................	5	2,411

Loss before income taxes..........................................	(4,492)	(3,819)
Provision for income taxes..........................................	584	616

Net loss .........................................................	$(5,076)	$(4,435)

Net loss per share of common stock:
Basic and diluted	$(0.09)	$(0.08)
Weighted average number of common shares outstanding:
Basic and diluted	55,857	56,147

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Amounts in thousands)

	March 31,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents..........................................	$19,917	$37,978
Accounts receivable, net of allowances of $685 at March 31, 2009 and December 31, 2008 ..........................................	54,438	67,184
Work in process..........................................	18,858	17,893
Other current assets..........................................	9,749	9,615

Total current assets..........................................	102,962	132,670
Property and equipment, net..........................................	13,196	14,077
Goodwill ..................................................................	9,675	9,675
Other intangible assets, net..........................................	18,620	20,000
Other assets............................................................	8,049	7,760

Total assets.................................................	$152,502	$184,182

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt..................	$20	$22
Accounts payable......................................................	18,483	20,218
Accrued compensation and benefits..........................................	16,307	20,122
Other accrued expenses and current liabilities..............................	20,442	24,868
Deferred revenue..........................................	7,585	10,277

Total current liabilities..........................................	62,837	75,507
Long-term debt, less current portion..........................................	41,700	55,700
Deferred income taxes, long-term..........................................	771	737
Other long-term liabilities..........................................	13,088	12,568

Total stockholders’ equity..........................................	34,106	39,670

Total liabilities and stockholders’ equity.................................	$152,502	$184,182